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EXHIBIT 99.1(c)

Resolution of the Board of Directors of Pacific Corinthian Life Insurance
Company authorizing participation in the rehabilitation of First Capital Life Insurance Company.
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                                                                  EXHIBIT 99.1.C

                            SECRETARY'S CERTIFICATE

                   PACIFIC CORINTHIAN LIFE INSURANCE COMPANY


WHEREAS, Pacific Mutual Life Insurance Company, the sole shareholder of this corporation, has entered into that certain agreement in connection with the rehabilitation of First Capital Life Insurance Company dated as of July 28, 1992 (the "Plan") which, among other things, provides for the participation, as specified therein, of this corporation in the rehabilitation of First Capital Life Insurance Company, in conservation ("FCL").

NOW THEREFORE, BE IT RESOLVED, that the participation of this corporation in the rehabilitation of FCL pursuant to the Plan be, and it hereby is, approved.

RESOLVED FURTHER, that the proper officers of this corporation be, and they hereby are, authorized and directed to execute and deliver a Rehabilitation Certificate of Contribution, Liquidity Notes, a Management Agreement, an Assumption Reinsurance Agreement, all of which are exhibits to the Plan, and such other agreements and documents as are specified or referred to in the Plan, substantially in the form of the respective Exhibits attached to the Plan, with such changes and modifications thereto as such officers shall, in their sole discretion, deem necessary and proper in order to carry out the intent of this, and the preceding resolution.


*****


     I, AUDREY L. MILFS, do hereby certify that I am the duly elected, qualified and acting Secretary of Pacific Corinthian Life Insurance Company, a California corporation, and as such, I do hereby further certify that the foregoing is a true and correct copy of a resolution adopted through unanimous written consent of the Board of Directors of said corporation on October 26, 1992, and that said resolution has not been revoked or amended and is now in full force and effect.

     IN WITNESS WHEREOF, I have executed this certificate as Secretary of said corporation on this 7th day of July, 1997.


                                        /s/  AUDREY L. MILFS
                                        Secretary